EXHIBIT 11

                        EARNINGS PER SHARE CALCULATION

                                                                                   For the three months
                                                                                       Ended March 31,
                                                                                   ------------------------



Net Income .....................................................................   $  445,353   $  312,378
                                                                                   ==========   ==========

Weighted Average Shares Outstanding ............................................    2,520,092    2,800,438

Common stock equivalents due to dilutive
  effect of stock options ......................................................       48,699         --
                                                                                   ----------   ----------

Total weighted average common shares
  and equivalents outstanding ..................................................    2,568,791    2,800,438
                                                                                   ==========   ==========

Primary Earnings Per Share .....................................................   $     0.17   $     0.11
                                                                                   ----------   ----------

Weighted Average Shares Outstanding ............................................    2,520,092    2,800,438

Common stock  equivalents  due to dilutive  effect of stock options using and of period marked value versus  average market value for period when utilizing the treasury
  stock method regarding stock options .........................................       49,229         --
                                                                                   ----------   ----------

Total weighted average common shares and
  equivalents outstanding for fully diluted
  computation ..................................................................    2,569,321    2,800,438
                                                                                   ----------   ----------

Fully diluted earnings per share ...............................................  $      0.17  $      0.11
                                                                                   ----------   ----------



Earnings per share of common stock for the three month periods ended March 31, 1997 and March 31, 1996 has been determined by dividing net income for the period by the weighted average number of shares of common stock outstanding, net of unearned ESOP shares of 223,060 and 239,284, respectively.